Worlds of Fun
Oceans of Fun

Kings Island

Cedar Fair
Entertainment Company

1
2009 Return on Capital Analysis
(in millions) Other parks
2008 2009 ‘09 vs. ‘08 2008 2009 ‘09 vs. ‘08 2008 2009 ‘09 vs. ‘08
Attendance  1.1 1.1 (0.0) 2.7 2.9 0.2 18.9 17.2 (1.7)
% Growth 1.5% (1.9%) 7.8% 6.7% 2.2% (9.2)%
In-Park Guest Per Capita  $35.18 $34.98 ($0.20) $38.69 $38.45 ($0.24) $40.64 $40.07 ($0.59)
% Growth 1.3% (0.6%) (5.0%) (0.6%) (0.7%) (1.5%)
Revenue  $40.8 $39.6 ($1.2) $101.8 $108.0 $6.2 $847.7 $758.8 ($88.9)
% Growth 2.1% (3.0%) 2.2% 6.1% 0.6% (10.4%)
EBITDA  $11.3 $12.8 $1.5 $42.6 $49.7 $7.1 $323.8 $276.2 ($47.6)
% Growth  (3.5%) 13.3% 9.9% 16.8% 3.5% (15.7%)
% Margin  27.8% 32.4% 41.8% 46.0% 38.2% 35.9%
Capital Investment
(a)
$0.8 $8.5 $7.7 $0.6 $22.0 $21.5 $69.0 $24.8 ($45.2)
1-Year ROIC vs. Flat Year
(b)
17.6% 32.4%
1-Year ROIC vs. Company Baseline
(c)
37.6% 61.4%
Best New Ride in 2009 (d)
Best New Ride in 2009 Runner-up (d)
(a) Equal to capital invested in the parks beginning in the fall of the prior year through the operating season of the year shown; typically the capital is primarily spent in the fall and spring in preparation for the upcoming operating season.  Excludes corporate capital investment
(b) Company measure computed as change in EBITDA divided by CapEx
(c) Company measure computed as 2009 EBITDA less 85% of 2008 EBITDA divided by CapEx
(d) Source: Amusement Today, September 2009
Despite the economic environment, Cedar Fair generated impressive returns on invested capital in 2009
Exhibit 99.2